BURNHAM INVESTORS TRUST

(the "Trust")

Procedures Relating to the Purchase of
Securities Pursuant to Rule 10f-3 under the
Investment Company Act of 1940, as amended (the "1940 Act")

The procedures set forth below are adopted pursuant to Rule 10f-3 under The 1940 Act, to govern the purchases of securities for each series of the Trust (each, a "Fund") from underwriting syndicates, the principal underwriter of which comes within the prohibition of Section 10(f) of the 1940 Act, (an "Affiliated Underwriter"). The investment adviser and subadviser of each Fund (collectively, the "Adviser") is directed to comply with the rules and procedures in effecting any such purchase and sale of securities for the Fund.

1.	The Adviser shall maintain a list of affiliated underwriters and take reasonable steps to ensure that such list is current at all times.

2.	At any time the Adviser considers a possible purchase by a
Fund of securities from an underwriting or selling syndicate, the matter will be referred to the Adviser who shall determine whether an affiliated underwriter is a manager or participant in the underwriting or selling syndicate. If it is, the Adviser shall determine that all of the following conditions are met:

(a)	The securities to be purchased are (i) part of an issue registered under the Securities Act of 1933 (the "1933 Act") which is being offered to the public, (ii) Eligible Municipal Securities as defined in Rule
10f-3 under the 1940 Act (the "Rule"), (iii) securities sold in an Eligible Foreign Offering,as defined in the Rule, or (iv) securities sold in an Eligible Rule 144A Offering, as defined in the Rule;

(b)	The securities are purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any
concurrent offering   of the securities (except, in the case of an
Eligible Foreign Offering, as defined in the Rule, for any rights to purchase that are required by law to be granted to existing security holders of the issuer);

(c)	If the securities are offered for subscription upon exercise of rights, the securities shall be purchased on or before the fourth day preceding the day on which the rights offering terminates;

(d)	The securities must be part of an issue offered in a firm
commitment underwriting.

(e)	The commission, spread or profit received or to be received by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time. The Board of Trustees believes that it would not be in the best interests of the Trust to set a particular commission spread or profit as the maximum amount which the Adviser may determine to be reasonable and fair because such determination must be based upon the facts and circumstances of each transaction, including market conditions and anticipated market acceptability, the type, rating, yield, offering price and degree of subordination of the securities to be purchased, the size of the underwriting, and such other factors as the Adviser may deem relevant;

(f)	With respect to (i) any issue of securities other than municipal securities, the issuer of such securities shall have been in continuous operation for not less than three years, including the operations of any predecessors, or (ii) any issue of municipal securities, (1) the securities shall have received an investment grade rating from at least on of the nationally recognized statistical rating organizations or
(2) if the issuer of such securities, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years, including the operations of any predecessors, the issue shall have received one of the three highest ratings from one such rating organization.

(g)	The Trust and any other investment companies advised by the
Adviser shall not purchase in the aggregate securities in excess of:

(i)	if purchased in an offering other than an Eligible Rule 144A
Offering, 25 percent of the principal amount of the offering of such
class; or (ii)	if purchased in an Eligible Rule 144A Offering, 25
percent of the total of (x) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to
Qualified Institutional Buyers   ("QIBs"), as defined in Rule 144A(a)
(1) under the 1933 Act, plus (y) the principal amount of the offering of such class in any concurrent public offering; and

(h)	No purchase of securities under these procedures may be made directly or indirectly from an Affiliated Underwriter. A purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter if (i) such Affiliated Underwriter does not benefit directly or indirectly from the transaction, and (ii) in respect to the purchase of Eligible Municipal Securities such purchase is not designated as a group sale or otherwise allocated to the Affiliated Underwriter.

3.	An "Eligible Foreign Offering" is a public offering of securities, conducted under the laws of a country other than the United States, that meets the following conditions:

	(a)	The offering is subject to regulation in such country by a   "foreign
financial regulatory authority," as defined in Section 2(a)(50)
of   the 1940 Act.

	(b)	The securities are offered at a fixed price to all purchasers in  the offering (except for any rights to purchase securities that are
required   by law to be granted to existing security holders of the
issuer).

	(c)	Financial statements, prepared and audited in accordance with standards
required or permitted by the appropriate foreign financial   regulatory
authority in such country, for the two years prior to the offering, are made available to the public and prospective purchasers in connection with the offering.

	(d)	If the issuer is a U.S. issuer (i.e., any issuer other than a foreign government, a foreign national, or an entity organized under the laws of a
foreign country) (i) it has a class of securities registered   pursuant to
Section 12(b) or 12(g) of the Securities Exchange Act of 1934    (the "1934
Act") or is required to file reports pursuant to Section 15(d) of the 1934
Act and (ii) it has filed all the material required to be filed pursuant to
Section 13(a) or 15(d) of the 1934 Act for a period immediately preceding the sale of securities made in reliance upon Rule 10f-3 (or for such shorter period that the issuer was required to file such material).

4.	An "Eligible Rule 144A Offering" is an offering of securities that meets the following conditions:

	(a)	The securities are offered or sold in transactions exempt from registration under Section 4(2) of the 1933 Act, Rule 144A thereunder or Rules 501-508 under the 1933 Act (i.e., Regulation D).

	(b)	The party that sells the offered securities to the Fund must reasonably believe that purchasers in the offering include QIBs.

	(c)	The party that sells the offered securities to the Fund and any person acting on its behalf must reasonably believe that the securities are eligible for resale to QIBs pursuant to Rule 144A under the 1933 Act.


5.	The Adviser shall maintain a record of each purchase effected pursuant to the procedures on Form 10f-3 in the form attached hereto as Schedule A. All such transactions shall be reported on the Trust's semi-annual reports on Form N-SAR.

6.	The Trustees, including a majority of the Trustees who are not
"interested persons" thereof (as defined in the 1940 Act), shall review each Form 10f-3 Report and shall determine at least quarterly whether all transactions effected by affiliated underwriters during such period were in compliance with the foregoing procedures.

7.	The Adviser shall maintain and preserve on behalf of the Trust (i)
permanently and in an easily accessible place, a written copy of these procedures and any modifications thereto, and (ii) for a period not less than six years from the end of the fiscal year in which any transactions occurred, the first two years in an easily accessible place, all copies of the Forms 10f-3.

8.	The Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust, shall review and amend these procedures from time to time, as they or the Trust's counsel deem necessary or advisable.


Dated:		August 27, 1998



BURNHAM INVESTORS TRUST
BURNHAM FUND
PURCHASES OF PORTFOLIO SECURITIES
SUBJECT TO RULE 10F-3
QUARTER ENDED JUNE 30, 2000


Date			Security			Quantity		Price
June 27, 2000		Genuity Inc.	25,000 shs.		$11.00



































SCHEDULE A
FORM 10F-3 REPORT


1.	Name of Purchasing Fund:  Burnham Investors Trust-Burnham Fund

2.	Issuer:		Genuity Inc.

3.	Date of Purchase:	June 27, 2000

4.	Underwriter from whom purchased:  	Salomon Smith Barney.

5.	Name of affiliated underwriter managing or participating in
syndicate
	(attach list of all members of syndicate):

		(See Exhibit I)

6.	Aggregate principal amount of offering:  	$1,913,043,000

7.	Purchase price (net of fees and expenses):  	$11.00

8.	Date offering commenced:  	June 27, 2000

9.	Offering price at close of first day on which any sales are made:
        $11.00

10.	Commission, spread or profit:		$0.434

					3.95%
				$	75,489,113




11.	Have the following conditions been satisfied?



Yes
No
a.The securities are either part of an issue registered under the Securities Act of 1933 which is being offered to the public or "Eligible Municipal Securities" (as defined in Rule 10f-3) or
securities sold in either an   Eligible Foreign Offering or
Eligible Rule 144A Offering (as defined in Rule 10f-3)?






Yes






_______



b.The securities were purchased prior to the end of the first day on which any sales were made?

Yes

_______



c. The purchase price paid did not exceed the price paid by each other purchaser of securities in the offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering (as defined in Rule 10f-3), for any rights to purchase that are required by law to be granted to existing security holders of the issuer) and, if the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated?










Yes














d.The underwriting was a firm commitment underwriting?

Yes

_______



	  e.The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?



Yes



_______



f. If the securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public or are purchased pursuant to an Eligible Foreign Offering or an Eligible Rule 144A Offering, has the issuer of the securities been in continuous operation for not less than three years, including the operations of any predecessors?







Yes_







_______



g.If the offering is other than an Eligible Rule 144A Offering, did the amount of such securities purchased by all of the investment companies advised by the Advisor and its affiliates exceed 25% of the principal amount of the offering?





_______





No








h.If the offering was an Eligible Rule 144A Offering, did the amount of such securities purchased by all of the investment companies advised by the Adviser exceed 25% of the total of (x) the principal amount of the offering of such class sold by members of the selling syndicate to Qualified Institutional Buyers, as defined in the Rule 144A(a)(1) under the Securities Act of 1933, plus (y) the principal amount of the offering of such class in any concurrent public offering?










_______










No
i.Was an affiliated underwriter, a direct or indirect participant in the sale?

Yes

_______
 j. Information has or will be timely supplied to the appropriate officer of the Trust for inclustion on SEC Form N-SAR and quarterly reports to the Trustees?





Yes



_______

Approved By:

/s/ Michael E. Barna

Executive Vice President and Secretary
Burnham Investors Trust

Date:June 27, 2000




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